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Exhibit 23.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements listed below of our reports dated February 7, 2001, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group, and the Financial Statements of the U.S. Steel Group, which appear on pages U-1, M-1, and S-1 respectively, of this Form 8-K:

On Form S-3:                       Relating to:

        File No.     33-57997      Marathon Group Dividend Reinvestment Plan
                     33-60172      U.S. Steel Group Dividend Reinvestment Plan
                    333-56867      USX Corporation Debt Securities, Preferred
                                   Stock and Common Stock
                    333-88947      Marathon Group and U.S. Steel Group Dividend
                                   Reinvestment and Direct Stock Purchase Plans
                    333-88797      USX Corporation Debt Securities, Preferred
                                   Stock and Common Stock

On Form S-8:                       Relating to:

        File No.     33-41864      1990 Stock Plan
                     33-54333      Parity Investment Bonus
                     33-60667      Parity Investment Bonus
                     33-56828      Marathon Oil Company Thrift Plan
                     33-52917      Savings Fund Plan
                    333-00429      Savings Fund Plan
                    333-29699      1990 Stock Plan
                    333-29709      Marathon Oil Company Thrift Plan
                    333-52751      1990 Stock Plan
                    333-86847      1990 Stock Plan


PricewaterhouseCoopers LLP
Pittsburgh, PA
February 27, 2001